AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2005

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WITNESS SYSTEMS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	23-2518693
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

300 Colonial Center Parkway, Suite 600

Roswell, Georgia  30076

(770) 754-1900

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,

OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

Loren B. Wimpfheimer

Senior Vice President, Corporate Development

and General Counsel

Witness Systems, Inc.

300 Colonial Center Parkway, Suite 600

Roswell, Georgia  30076

(770) 754-1900

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,

OF AGENT FOR SERVICE)

The Commission is requested to send copies of all communications to:

Jeffrey L. Schulte

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia  30326

(404) 233-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  December 14, 2005.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☒ (File No. 333-113604)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.01 par value per share	715,000 shares	$20.00	$14,300,000	$1,530.10

(1) Includes shares which the Underwriters have the option to purchase from the registrant to cover over-allotments, if any.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF

EARLIER REGISTRATION STATEMENT

This Registration Statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. The contents of the Registration Statement on Form S-3 (Registration No. 333-113604) initially filed by Witness Systems, Inc. with the Securities and Exchange Commission (the “Commission”) on March 15, 2004, as amended, including certain exhibits thereto, and declared effective by the Commission on August 11, 2004, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on December 7, 2005.

WITNESS, SYSTEMS, INC.

By:	/s/ David B. Gould
David B. Gould
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David B. Gould and William F. Evans, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 7, 2005.

Signature	Title

/s/ David B. Gould	Chairman of the Board and Chief Executive Officer
David B. Gould	(Principal Executive Officer)

/s/ William F. Evans	Executive Vice President, Chief Financial Officer and
William F. Evans	Chief Administrative Officer (Principal Financial
Officer and Principal Accounting Officer)

/s/ Dan J. Lautenbach	Director
Dan J. Lautenbach

/s/ Thomas J. Crotty	Director
Thomas J. Crotty

/s/ Peter F. Sinisgalli	Director
Peter F. Sinisgalli

/s/ Joel G. Katz	Director
Joel G. Katz

/s/ Terrence H. Osborne	Director
Terrence H. Osborne

/s/ Tom Bishop	Director
Tom Bishop

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Morris, Manning & Martin, LLP.

23.1	Consents of KPMG LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).